UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 28, 2008

PRB Energy, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

On March 28, 2008, PRB Energy, Inc. (“PRB” or the “Company”) received a notice from the American Stock Exchange (the “Exchange or the “Amex”) that Amex intends to strike the common stock of PRB from the Exchange by filing a delisting application with the Securities and Exchange Commission (the “SEC), pursuant to Section 1009(d) of the Amex Company Guide (the “Company Guide”).

The notice stated that PRB is not in compliance with Section 1003(a)(iv) of the Amex Company Guide in that PRB has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Amex, as to whether PRB will be able to continue operation and/or meet its obligation as they mature.  In addition, the notice stated that PRB is subject to delisting under Section 1002(b) of the Amex Company Guide because, in the opinion of the Amex, the extent of public distribution or the aggregate market value of PRB’s stock has become so reduced as to make further dealings on the Amex inadvisable.

Item 9.01. Financial Statements and Exhibits.

(d)           EXHIBITS

Exhibit No.	Description
99.1	Press release dated April 2, 2008 announcing the receipt of delisting notice from Amex.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRB ENERGY, INC.

/s/ William F. Hayworth
William F. Hayworth
President and Chief Executive Officer

April 3, 2008